UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017

PennyMac Mortgage Investment Trust

 (Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 15, 2017, PennyMac Mortgage Investment Trust (the “Company”), through its wholly-owned subsidiaries, PennyMac Corp. (“PMC”), PennyMac Holdings, LLC (“PMH”), PennyMac Operating Partnership, L.P. (“POP,” and together with PMC and PMH, the “Sellers”) and PMC REO Trust 2015-1 (the “REO Subsidiary”) entered into an Amended and Restated Master Repurchase Agreement with JPMorgan Chase Bank, National Association (“JPM”), pursuant to which the Sellers may sell, and later repurchase, certain residential mortgage loans and mortgage-related assets (the “Facility Assets”) in an aggregate principal amount of up to $300 million (the “Credit Facility”). The obligations of the Sellers are fully guaranteed by the Company, and the Facility Assets are serviced by PennyMac Loan Services, LLC (“PLS”), an affiliate and a subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI), pursuant to the terms of the Credit Facility. The Credit Facility has a term expiring on March 14, 2018.

Under the terms of the Credit Facility, (i) PMC and PMH may each sell to JPM eligible distressed mortgage loans and, in the case of PMC, the equity interests (the “REO Interests”) in the REO Subsidiary, which owns distressed loans and real properties acquired upon settlement of mortgage loans, including rental properties (the “REO Properties”), and (ii) POP may sell to JPM eligible distressed mortgage loans that have been purchased by PMC and then pledged by PMC to POP pending sale, securitization or liquidation and the REO Interests pledged by PMC to POP pending the sale or liquidation of the underlying REO Properties.

The principal amount paid by JPM for each mortgage loan and for the REO Interests (by reference to the underlying REO Properties) is based on a percentage of the least of (x) the market value of such mortgage loan or underlying REO Property, (y) the outstanding principal balance of such mortgage loan or underlying REO Property, and (z) the most current broker’s price opinion value of such mortgaged property or underlying REO Property.

Upon the applicable Seller’s repurchase, or the sale, securitization or liquidation, of a Facility Asset or REO Property, such Seller is required to repay JPM the principal amount related to such Facility Asset or REO Property plus accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repurchase, sale, securitization or liquidation.  The Sellers are also required to pay JPM certain other administrative costs and expenses in connection with JPM’s structuring, management and ongoing administration of the Credit Facility.

The Credit Facility contains margin call provisions that provide JPM with certain rights where there has been a decline in the market value of the Facility Assets.  Under these circumstances, JPM may require the Sellers to transfer cash or additional mortgage loans or REO Properties with an aggregate market value in an amount sufficient to eliminate any margin deficit resulting from such a decline.

The Credit Facility and the related guaranty require the Company to maintain various financial and other covenants, which include maintaining (i) a minimum tangible net worth of $860 million; (ii) a minimum of unrestricted cash and cash equivalents of $40 million on a consolidated basis; (iii) a maximum ratio of total liabilities to tangible net worth, on a consolidated basis, as of the end of the month, of 5:1; and (iv) profitability of at least $1.00 for at least one (1) of the two (2) prior fiscal quarters.

The Credit Facility also requires the Sellers to maintain various financial and other covenants, which include maintaining (i) a minimum tangible net worth of $150 million for PMC, $250 million for PMH and $700 million for POP, in each case on a consolidated basis, (ii) a minimum of unrestricted cash and cash equivalents of $10 million at each of PMC and PMH and $40 million at POP on a consolidated basis, and (iii) a maximum ratio of total liabilities to tangible net worth, as of the end of the month, of 10:1 at PMC and 5:1 at POP, in each case on a consolidated basis.

In addition, the Credit Facility contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, servicer termination events, guarantor defaults, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the Credit Facility and the liquidation by JPM of the Facility Assets, rental property and REO Properties then subject to the Credit Facility.

The Credit Facility amends and restates that certain master repurchase agreement originally entered into by the Company, the Sellers, PMC REO Trust 2015-1 and TRS REO Trust 1-A on January 27, 2015. The primary purposes of the amendment and restatement were to expand the REO Properties to include rental properties, reduce the maximum aggregate principal amount from $500 million to $300 million, remove TRS REO Trust 1-A as a party to the Credit Facility and otherwise incorporate the terms of previously executed amendments.

The foregoing descriptions of the Credit Facility and the related guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Master Repurchase Agreement and the Amended and Restated Guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Master Repurchase Agreement, dated as of March 15, 2017, among JPMorgan Chase Bank, National Association, PennyMac Corp., PennyMac Operating Partnership, L.P., PennyMac Holdings, LLC, PMC REO Trust 2015-1 and PennyMac Mortgage Investment Trust

10.2	Amended and Restated Guaranty, dated as of March 15, 2017, of PennyMac Mortgage Investment Trust in favor of JPMorgan Chase Bank, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: March 21, 2017	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Master Repurchase Agreement, dated as of March 15, 2017, among JPMorgan Chase Bank, National Association, PennyMac Corp., PennyMac Operating Partnership, L.P., PennyMac Holdings, LLC, PMC REO Trust 2015-1 and PennyMac Mortgage Investment Trust

10.2	Amended and Restated Guaranty, dated as of March 15, 2017, of PennyMac Mortgage Investment Trust in favor of JPMorgan Chase Bank, National Association